UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2006 (February 16, 2006)

VWR International, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	333-118658	91-1319190
(State or other jurisdiction of	(Commission	I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1310 Goshen Parkway
P.O. Box 2656
West Chester, PA		19380
(Address of principal executive offices)		(Zip Code)

(610) 431-1700
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1.  On February 22, 2006, VWR International, Inc. (the “Company”) and John Ballbach, the Company’s President and Chief Executive Officer, entered into a letter agreement (the “Amendment”) amending the terms of Mr. Ballbach’s employment letter dated as of October 17, 2005 (the “Employment Letter”).  The  Amendment provides that Mr. Ballbach will purchase 19,643 shares of the common stock of CDRV Investors, Inc., the  Company’s indirect parent, and receive a grant of 58,929 options to purchase shares of CDRV Investors, Inc. common stock.  The Company also agreed to pay Mr. Ballbach a one-time special bonus of $1,119,651 in connection with the new terms of the Employment Letter provided for in the Amendment.  The remaining terms of the Employment Letter will continue to apply and are not affected by the Amendment.

2.  On February 16, 2006, CDRV Investors, Inc. approved the form of Restricted Stock Unit Agreement (the “Agreement”) that will be used to grant awards of restricted stock units in CDRV Investors, Inc. to certain of the Company’s executive officers and other key employees pursuant to the CDRV Investors, Inc. Stock Incentive Plan (the “Plan”).  Under the Agreement, restricted stock units will become vested in five equal installments on each of the first five anniversaries of the grant date, and will also become vested upon a grantee’s earlier termination of employment due to death or disability (as defined in the Plan), or upon a change in control (as defined in the Plan).  Each restricted stock unit that becomes vested will be settled as soon as practicable after the first to occur of (i) a change in control, (ii) the date of the grantee’s termination of employment and (iii) an optional fixed date selected by the Employee in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The descriptions of the Amendment and the Agreement set forth above are qualified in their entirety by the actual terms of the Amendment and the Agreement, respectively, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits.

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR INTERNATIONAL, INC.

Dated: February 23, 2006	By: /s/ Jack L. Wyszomierski

	Name:	Jack L. Wyszomierski
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to Employment Agreement among VWR International Inc. and John Ballbach.
99.2	Form Restricted Stock Unit Agreement under CDRV Investors, Inc. Stock Incentive Plan